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                                                                    EXHIBIT 21.1

                            MICRON TECHNOLOGY, INC.

                         SUBSIDIARIES OF THE REGISTRANT

                                                     State (or jurisdiction) in
         Name                                            which Incorporated
         ----                                            ------------------
Micron Electronics, Inc..................................    Minnesota
  MEI California, Inc....................................    California
  Micron Commercial Computer Systems, Inc................    Delaware
  Micron Computer of Canada, Inc.........................    Canada
  Micron Computer Services, Inc..........................    Delaware
  Micron Electronics (H.K.) Limited......................    Hong Kong
  Micron Electronics Asia-Pacific Holdings, Inc..........    B.V.I.
  Micron Electronics Asia-Pacific Operations, Inc........    B.V.I.
  Micron Electronics Asia-Pacific Trading, Ltd...........    Hong Kong
  Micron Electronics International, Inc..................    Delaware
  Micron Electronics Japan K.K...........................    Japan
  Micron Government Computer Systems, Inc................    Delaware
  Micron Internet Services, Inc..........................    Delaware
  Micron Overseas Trading, Inc...........................    Barbados
  Micron PC Web Services, Inc............................    Delaware
  Micron PC, Inc.........................................    Delaware
  NetLimited, Inc........................................    California
  SpecTek Products, LLC..................................    Delaware
Micron Europe Limited....................................    United Kingdom
Micron International Sales, Inc..........................    Barbados
Micron Semiconductor Asia Pte. Ltd.......................    Singapore
Micron Semiconductor Asia Pacific, Inc...................    Idaho
Micron Semiconductor (Deutschland) GmbH..................    Germany
Micron Semiconductor Products, Inc.......................    Idaho
Micron Technology Asia Pacific, Inc......................    Idaho
Micron Technology Italia S.r.l...........................    Italy
Micron Technology Japan, K.K.............................    Japan
Micron Technology Services, Inc..........................    Idaho
Micron Technology Texas, LLC.............................    Idaho